July 22, 2020

Healthcare Business Resources, Inc.
718 Thompson Lane, Suite 108-273
Nashville, Tennessee 37204

Stephen Epstein,

This letter agreement shall serve as an employee agreement that sets forth the terms of employment between you and Healthcare Business Resources, Inc. (the "Company").

1. You agree to serve as Chief Executive Officer of the Company. Given its early stage of development, you will receive no salary for serving in this position or any other position you may serve with the Company at this time,
2. You will be reimbursed by the Company for reasonable business expenses you incur in connection with your employment with the Company.
3. You will be eligible to receive any healthcare or other benefits afforded to any other full-time employees of the Company.
4. At such time as the Company's board of directors determines that the Company can reasonably afford to pay you a salary, the Company will enter into a new employee agreement with you which shall contain a provision for a reasonable salary for your services, in addition to other customary provisions.

If you agree to and accept the terms of this letter agreement, please execute on the signature line below.

On behalf of the board of directors,

Kenneth Hawkins
Chairman of the Board

Agreed and accepted by:

Stephen Epstein
Chief Executive Officer